THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

OSO BEVERAGES CORP.

Senior Secured Promissory Note

$45,000.00	August 23, 2013 New York, New York

OSO BEVERAGES CORP., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [ ], the principal amount of FORTY-FIVE THOUSAND United States Dollars (US$45,000) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 0.0% per annum from the date hereof until the Maturity Date or the earlier repayment of this Note. Upon the execution hereof, the Holder shall fund $30,000 to the Company. The difference between $30,000 and the principal amount of shall be reported by the Company as original issue discount.

Accrued interest on the unpaid principal balance hereof shall be payable on the Maturity Date or upon the earlier repayment of this Note. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

1. Payments.

(a) Upon the execution hereof (such date, the “Issue Date”), the Holder shall fund $30,000 which shall be used exclusively for a 150,000 can production run. The entire unpaid principal amount of this Note shall be paid in U.S. Dollars on the Maturity Date. Upon the payment in full of this Note, including, without limitation, the principal amount hereof, and all accrued and unpaid interest hereon, and any other amounts owing hereunder, the Holder shall surrender this Note to the Company for cancellation. The “Maturity Date” shall be August 15, 2014.

(b) Subject to Section 1(d) hereof, interest on this Note, during the period from the Issue Date through the Maturity Date, shall accrue on the principal amount of this Note, at a rate equal to 0.0% per annum (“Initial Interest Rate”) and, subject to Section 1(d) hereof, shall be payable in arrears on the Maturity Date. Interest shall be computed on the basis of a 360-day year applied to actual days elapsed. Notwithstanding the foregoing any anything in this Note to the contrary, upon the occurrence, and during the continuation, of an Event of Default, the Initial Interest Rate shall be increased by 18% per annum to 18% per annum and shall be payable to the Holder on demand.

(c) If the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. “Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

(d) (i) The Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty.

(ii) Notwithstanding anything herein to the contrary, the Company shall be required to pay to the Holder by the 15th Calendar Day following the end of each calendar month beginning on November 15, 2013 an amount equal to $4,500 by check to be applied to the balance due under this Note.

(iii) Notwithstanding anything herein to the contrary and in addition to any payments that may be due hereunder, the Company shall be required to pay to the Holder seventy-five percent (75%) of any bulk sale of its products up to but not exceeding the unpaid principal balance of this Note within 3 business days of receipt of payment from such customer. For purposes of this Section 1(d)(iii), a bulk sale shall be defined as any sale to any party that is over $10,000 in wholesale value, where wholesale value is no less than $20.00 per case.

(iv) Notwithstanding anything herein to the contrary, the Company shall repay this Note in its entirety upon the receipt a minimum of one million dollars ($1,000,000) from any equity or equity derivative securities.

(v) All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

(e) Payments of principal of, and interest on, this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Alternatively, payment of principal of, and interest on, this Note may be made by electronic wire transfer in accordance with instructions provided by the Holder to the Company with at least ten Business Days’ prior notice.

(f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

2. Ranking of Note.

This Note constitutes secured indebtedness of the Company and is entitled to the benefits of the Security Agreement, dated as of August 23, 2013, between the Company and the Holder (the “Security Agreement”).

3. Covenants.

The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Note, unless the consent of the Holder is obtained or except as otherwise provided herein, the Company:

(a) Shall not pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares, except that the Company may pay dividends payable solely in shares of its capital stock.

(b) Shall deliver to the Holder:

(i) as soon as available, and in any event within 45 days after the end of each quarter of each fiscal year of the Company, consolidated statements of income and cash flow of the Company, for such period and for the period from the beginning of the respective fiscal year to the end of such period, the related consolidated balance sheet of the Company and its subsidiaries as at the end of such period, and an inventory listing as of the end of such period;

(ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income and cash flow of the Company for such fiscal year, and the related consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year;

(iii) promptly after the Company shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company and its subsidiaries, except proceedings which, if adversely determined, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and

(iv) promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a “Default”), a notice specifying that such notice is a “Notice of Default” and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

(c) The Company shall utilize the proceeds of the loan evidenced by this Note for production financing and for working capital purposes related to production financing.

(d) The Company shall not incur any further debt, other than the amounts contemplated under this Note, that is either senior or pari passu to the debt evidenced by this Note.

4. Events of Default.

The occurrence of any of the following events shall constitute an event of default (each, an “Event of Default”):

(a) A default in the payment of the principal amount of the Note, when and as the same shall become due and payable.

(b) A default in the payment of any accrued and unpaid interest on the Note, when and as the same shall become due and payable, which default shall continue for two business days after the date fixed for the making of such interest payment.

(c) A default in the performance, or a breach, of any of the covenants of the Company contained in Sections 1 or 3 of this Note or contained in the Security Agreement.

(d) A default in the performance, or a breach, of any other covenant or agreement of the Company in (i) this Note and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such default or breach or after the Company had or should have had knowledge of such default or breach or (ii) the Security Agreement.

(e) Any representation, warranty, or certification made by the Company in or pursuant to this Note or the Security Agreement shall prove to have been false or misleading as of the date made in any material respect.

(f) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(g) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

5. Remedies Upon Default.

(a) Upon the occurrence of an Event of Default referred to in Section 4(a), (b), (c), (d), (e) or (f), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by the Company.

Upon the occurrence of an Event of Default referred to in Section 4(g), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company.

(b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

6.	Transfer.

(a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a note register as they are issued. The Company shall be entitled to treat the registered holder of the Note on the note register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder.

(b) The Holder acknowledges that he has been advised by the Company that this Note has not been registered under the Securities Act, that this Note is being issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment, or transfer of this Note is registered under the Securities Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register the Note, or (ii) this Note is sold, assigned, or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

7. Conversion into Shares of Common Stock.

The outstanding principal amount of this Note may be converted into common shares of Premier Beverage Group Corp. at the option of Holder at any time during which this Note is outstanding, provided that no conversion shall be required if, as a result, Holder would own more than 4.99% of the then issued and outstanding common shares of the Company. The conversion price shall be $0.01 per common share.

In connection with any conversion of this Note, Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by Holder, including without limitation, a stock purchase agreement.

The following applies to any conversion of this Note into Company equity securities:

a. As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder a certificate or certificates representing the number of shares of capital stock (excluding any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as Holder has specified.

b. If any fractional share of capital stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

8. Miscellaneous.

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by FedEx, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address, OSO BEVERAGES CORP., 501 Madison Avenue, Suite 501, New York, New York 10022, Attention: Fouad Kallamni, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 7(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address, which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7(a) shall be deemed given at the time of receipt thereof.

(b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor, and denomination.

(c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power, or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

(d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(e) (i) This Note has been negotiated and consummated in the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles governing conflicts of law.

(ii) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK. THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF NEW YORK, AND ACCORDINGLY, THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

(iii) THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(e)(iii).

(iv) In the event that any suit or action is instituted to enforce any provision in this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

OSO BEVERAGES CORP.

By: ___________________________

Name: Fouad Kallamni

Title: President

Accepted and agreed to as to Section 7 hereof:

PREMIER BEVERAGE GROUP CORP.

By: ___________________________

Name: Fouad Kallamni

Title: President

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